As filed with the Securities and Exchange Commission on February 8, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Telular Corporation
(Exact name of Registrant as specified in its charter)

Delaware	36-3885440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
311 South Wacker Drive
Suite 4300
Chicago, Illinois 60606-6622
(312) 379-8397
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jonathan M. Charak Chief Financial Officer 311 South Wacker Drive, Suite 4300 Chicago, Illinois 60606-6622 (312) 379-8397	copy to: Keir D. Gumbs, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	1,000,024	$8.47	$8,470,203	$971

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on February 7, 2012, as reported on the NASDAQ Global Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated February 8, 2012
Subject to Completion

998,906 Shares

TELULAR CORPORATION

Common Stock

All of the shares of our common stock in this offering are being sold by the selling stockholders identified in this prospectus or a supplement hereto. The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to such selling stockholder in connection with our acquisition of SkyBitz, Inc. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

We have one class of authorized common stock, the common stock. Our common stock is listed on the NASDAQ Global Market under the symbol “WRLS.” The closing price of our common stock on February 7, 2012 was $8.25 per share.

The shares of our common stock offered by the selling stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices. This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” on page 3, as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                , 2012.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	5
SELLING STOCKHOLDERS	6
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	11
INCORPORATION OF DOCUMENTS BY REFERENCE	11

Unless the context otherwise requires, throughout this prospectus and any prospectus supplement the words “Telular,” “Company,” “Registrant,” “we,” “us” and “our” refer to Telular Corporation.

Each of the trademarks, trade names or service marks appearing in this prospectus or any prospectus supplement belongs to its respective holder.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Incorporation of Documents by Reference.”

This prospectus does not cover the issuance and sale of shares of common stock by us to the selling stockholders, and we will not receive any of the proceeds from any sale of shares by the selling stockholders. Except for any underwriting discounts and selling commissions that may be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Furthermore, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they or their permitted assignees are offering and selling our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

We have not authorized the selling stockholders or any dealer, salesman or other person to give you any information or to make any representations other than the information contained in the documents that we incorporate by reference into this prospectus or provide in this prospectus or any prospectus supplement. You should not rely on any information that is not incorporated by reference into or provided in this prospectus or in any prospectus supplement.

This prospectus (and any prospectus supplement) should not be construed as an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

Delivery of this prospectus or any prospectus supplement at any time does not imply that the information contained herein is correct as of any time subsequent to its respective date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our Annual Report on Form 10-K for the year ended September 30, 2011, and in other documents that we subsequently file with the SEC that are incorporated by reference herein.

Telular Corporation

We are a Delaware corporation that creates solutions based on the development of specialized wireless terminals that work in conjunction with software systems to provide integrated event monitoring and reporting services for machine-to-machine (M2M) applications.  M2M applications typically involve outfitting machinery with sensors and remotely reading those sensors to improve process efficiency in areas such as supply chain management, security monitoring, meter reading, vehicle tracking and many other commercial and industrial situations. Our substantial experience with wireless networking evolved from its original focus on developing fixed wireless products for use in North America and in developing countries around the world.

Our Telguard solution supports residential and commercial security dealers and generates a majority of our revenue.  The Telguard solution includes a specialized terminal unit, which interfaces with commercial security control panels and then communicates with our event processing servers to provide real-time transport of alarm signals from residential and commercial locations to an alarm company’s central monitoring station.  Alarm monitoring companies purchase the products and cellular service from us and resell them to end users in order to provide wireless conveyance of alarm signals, which were historically sent over traditional wireline phone networks.  While our Telguard solution can function as a backup to a traditional telephone line, it is more commonly used as the primary means for the transmission of alarm signals as end users eliminate traditional phone lines in favor of voice-over-IP (VoIP) connections and cellular telephones.

Our TankLink solution combines a specially designed cellular communicator, wireless data services and a web-based application into a single offering which allows end-users to remotely monitor the level of product contained in a given tank vessel. Our cellular communicator interfaces with a variety of commercially available sensors and conveys the level-reading of those sensors to our event processing servers.  This information commonly feeds a vendor managed inventory (VMI) program that improves the efficiency and timeliness of product delivery, while optimizing the amount of product held by customers at any given time. Many of our existing TankLink systems are installed in fuel and lubricant tanks.  Additional market segments served include industrial chemicals, food additives and waste water treatment.

On February 1, 2012, Telular acquired 100% of the capital stock of SkyBitz, Inc. (“SkyBitz”). SkyBitz provides mobile resource management solutions focusing on over-the-road tracking via satellite. SkyBitz’s satellite-based technology provides real-time visibility of many asset types, including truck trailer, intermodal containers, sea-going containers, rail cars, power generators and rental equipment.

Our mailing address is 311 South Wacker Drive, Suite 4300, Chicago, Illinois 60606-6622 and our phone number is (312) 379-8397.

The Offering

This prospectus relates to the resale of shares of our common stock held by the selling stockholders identified under “Selling Stockholders.” The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we issued to each selling stockholder in connection with our acquisition of SkyBitz. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

RISK FACTORS

Investing in our securities involves significant risks. Please read carefully the sections entitled “Item 1A. Risk Factors” beginning on page 8 of our Annual Report on Form 10−K for the fiscal year ended September 30, 2011, previously filed with the Securities and Exchange Commission and incorporated by reference into this prospectus and the sections entitled “Item 1A. Risk Factors” included in any subsequent Annual or Quarterly Report that may be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements about our financial condition, results of operations and business.  You can find many of these statements by looking for words such as “may,” “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect,” “plan” and similar expressions, although some forward-looking statements are expressed differently.  These statements reflect our current views about future events based on information currently available and assumptions we make.  These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict.  We caution you that our actual performance and results could differ significantly from those contemplated in the forward-looking statements due to many factors, including those discussed in the “Risk Factors” section.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in the “Risk Factors” section. Factors you should consider that could cause these differences are:

•	our ability to keep pace with technology changes and meet the needs of our customers;

•	our ability to develop and introduce new products and to reduce the costs to produce existing products;

•	whether and when products from our investments in research and development of new products are realized;

•	the availability of resources to conduct research and development;

•	the impact of unfavorable economic events, including competitive pricing pressure in our target markets, on sales of our products;

•	our ability to successfully increase the focus of our production, marketing and sales efforts to the M2M market;

•	our reliance on third parties to manufacture our products and components for our products;

•	the availability of raw materials and other materials needed for our products;

•	the availability and lack of interruption of service on the cellular networks upon which our products and services are dependent;

•	our relationships with our customers, including our ability to maintain our significant customers and our exposure to the credit worthiness of our significant customers, including ADT;

•	our ability to sustain profitable operations and to obtain the funding we need to operate our business;

•	the impact of litigation on our business and financial condition;

•	our ability to manage costs by accurately forecasting our needs;

•	our ability to ensure that quality control procedures are enforced and effective;

•	the impact on our business of long sales cycles for our products;

•	the impact of volatility in the developing markets in which we operate;

•	our ability to successfully manage any problems encountered in connection with any potential future acquisitions;

•	our ability to successfully integrate SkyBitz and any potential future acquisitions, and realize all anticipated benefits of our acquisitions;

•	the impact of Delaware law and our charter documents on transactions that could be beneficial to common stockholders;

•	the impact on our stock price of volatility of our operating results and sales of common stock issuable on the exercise of options and warrants; and

•	an interruption of our Telguard service by failure of the Telguard Message Center software systems could be harmful to our business relationships and revenue stream.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10−K for the fiscal year ended September 30, 2011 and any subsequent Annual or Quarterly Report that may be incorporated by reference into this prospectus.  We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

USE OF PROCEEDS

All of the shares of our common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus relates to the resale of shares of our common stock held by the selling stockholders listed in the table below. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided in Regulation D and under Section 4(2) of the Securities Act in connection with our acquisition of SkyBitz on February 1, 2012. The registration statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling stockholders as part of our acquisition.

Under the terms of the registration rights agreement, dated as of February 1, 2012, among us and the selling stockholders, we will pay all expenses of the registration of the shares of common stock, including SEC filing fees, except that the selling stockholders will pay the fees and expenses of their own counsel and all underwriting discounts and selling commissions, if any. Our expenses for the registration of the shares of common stock are estimated to be approximately $80,000.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of February 3, 2012, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 16,263,923 shares of our common stock outstanding at February 3, 2012, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

Unless otherwise described below, to our knowledge, none of the selling stockholders named on an individual basis in the table below has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

	Prior to the Offering		After the Offering(1)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Being Registered for Resale (2)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Akbari, Homaira (3)	2,303	2,303	—	—
Burtner, Richard L.	143	143	—	—
Cohen, Maxine B.	2	2	—	—
CommVest Ijara I Co.	86	86	—	—
CommVest LLC	3	3	—	—
CommVest Partners II Co.	52	52	—	—
Currey, Jr., Brownlee O.	1,276	1,276	—	—
Doxanas, Marcos T.	95	95	—	—
Doxanas-Bailey, Stacy	38	38	—	—
Doxanas, Thomas C.	38	38	—	—
Garvin Hill Capital Fund LLC	196,625	196,625	—	—
Gebauer, Jeffrey and Shay (4)	856	856	—	—
Gill, Samuel H.	205	205	—	—
Highstar Capital Fund I, L.P.	82,651	82,651	—	—
Hofmayer, Michael	32	32	—	—
Industrial Technology Ventures, L.P.	39,257	39,257	—	—
Inverness Graham Investments, L.P.	85,513	85,513	—	—
J.J. Keller & Associates, Inc.	199	199	—	—
Keller, James J.	199	199	—	—
Kistler Associates	316	316	—	—
Lanigan Holdings, LLC	1,261	1,261	—	—
Lorton Family Partnership	64	64	—	—
Lorton, Robert	64	64	—	—
Miller, Raymond J. (5)	1,009	1,009	—	—
Mitchell, Dorothy	3	3	—	—
Mitchell, James B.	15	15	—	—
Mitchell, James B. and Dorothy M.	913	913	—	—
MV I LLC	47,749	47,749	—	—
Rauch, Ruth	3	3	—	—
Schreiber, Robert	890	890	—	—
Total	998,906 (6)	998,906

* Represents less than 1% of the total aggregate amount of shares of our common stock outstanding as of February 3, 2012.

(1) Assumes that all of the shares offered under this prospectus will be sold by the selling stockholders.

(2) Represents the maximum number of shares that may be sold by the selling stockholders.

(3) As of February 1, 2012, Homaira Akbari will serve as President and Chief Operating Officer of our wholly-owned subsidiary, SkyBitz.

(4) Jeffrey Gebauer is a registered representative of Investment Planners, Inc., a registered broker-dealer.

(5) Raymond J. Miller is a registered representative of Sunbelt Securities Inc., a registered broker-dealer.

(6) Includes 537,046 shares of our common stock held in escrow to satisfy potential indemnification claims and to be released to the selling stockholders thirteen (13) months after the closing of our acquisition of SkyBitz or such later time as all claims against the escrow fund have been settled as contemplated by the merger agreement, dated as of December 3, 2011, among us,  SkyBitz, Bluebird Acquisition Corp. and Shareholder Representative Services LLC, as stockholders’ representative, and the escrow agreement, dated as of February 1, 2012, among us, Shareholder Representative Services LLC, as stockholders’ representative, and U.S. Bank, National Association, each relating to the acquisition. The shares of our common stock held in escrow are held in the name of U.S. Bank, National Association, as Escrow Agent on behalf of the Company Securityholders and participants in the Management Plans.

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders may sell such shares of common stock in one or more transactions from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

  •   through the NASDAQ Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

  •   in the over-the-counter market;

  •   in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •   through the exercise of purchased or written options;

  •   through a combination of any such methods; or

  •   through any other method permitted under applicable law and our insider trading policy.

In connection with sales of the common stock or otherwise, a selling stockholder that is neither an employee of Telular Corporation nor otherwise subject to our insider trading policy may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume and such selling stockholder may also sell short the shares of common stock and deliver such shares to close out such short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell such securities.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:

  •   purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

  •   ordinary brokerage transactions; or

  •   transactions in which the broker-dealer solicits purchasers on a best efforts basis.

If dealers are utilized in the sale of shares of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required by applicable law.

The selling stockholders may also sell shares of the common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell any of the shares of common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay all of the expenses incidental to this offering and sale of the shares, other than underwriting costs and brokerage discounts and commissions that will be paid by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act, and agree to contribute to payments that these underwriters, dealers or agents may be required to make.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(a) (11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares of common stock offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

Covington & Burling LLP of Washington, D.C. has issued an opinion regarding the legality of the common stock.

EXPERTS

The audited consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that website is www.sec.gov . The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents.  The information incorporated by reference is considered to be a part of this prospectus and information we file with the SEC at a later date automatically will update and supersede this information.  We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering (except for information furnished and not filed with the Commission in a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended September 30, 2011;

•	the description of our common stock contained in the registration statement on Form 8-A that we filed with the SEC on January 13, 1994; and

•	our Current Reports on Form 8-K filed on January 31, 2012, February 2, 2012, February 3, 2012 and February 6, 2012 (Form 8-K/A).

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed.

We will send you at no cost a copy of any filing that is incorporated by reference in the prospectus.  You may request a copy of any of these filings by writing or calling Jonathan M. Charak, Senior Vice President, Chief Financial Officer and Secretary, Telular Corporation, 311 South Wacker Drive, Suite 4300, Chicago, Illinois 60606, (312) 379-8397.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$971
Printing and engraving expenses	$1,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$70,000
Miscellaneous	$2,500
Total	$79,471

*	All amounts except the registration fee are estimated.

Item 15.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Acting Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Acting Person in connection with such suit, action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Section 145 also provides that in any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Acting Person for expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with that action’s defense or settlement, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Acting Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.  Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under the DGCL to indemnify him against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.

          Telular’s Bylaws provide that Telular will indemnify such Persons against all liability and expense arising out of such Person’s connection with the business of Telular, provided that the Board of Directors determines that such Person acted in good faith and reasonably believed that his actions were not opposed to the best interests of Telular; and with respect to any criminal action or proceeding, that such Person had no reasonable cause to believe his conduct was unlawful.  In the case of any action, suit or proceeding by or in the right of Telular in which such Person is adjudged liable to Telular, Telular will indemnify such Person for expenses only to the extent that the court in which such action is brought determines, upon application, that such Person is entitled to indemnity for reasonable expenses, and in no case shall such indemnification extend to liability.  Advances against reasonable expenses may be made by Telular on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.

          Telular’s Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty to Telular and its stockholders.  This provision in the Certificate of Incorporation does not eliminate the duty of care.  In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Telular or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of  dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

          Directors and officers of Telular are covered by a directors’ and officers’ liability insurance policy of Telular.

Item 16.    Exhibits.

3.1	Certificate of Incorporation	Filed as Exhibit 3.1 to Registration Statement No. 33-72096 (the Registration Statement)

3.2	Amendment No. 1 to Certificate of Incorporation	Filed as Exhibit 3.2 to the Registration Statement

3.3	Amendment No. 2 to Certificate of Incorporation	Filed as Exhibit 3.3 to the Registration Statement

3.4	Amendment No. 3 to Certificate of Incorporation	Filed as Exhibit 3.4 to Form 10-Q filed February 16, 1999

3.5	Amendment No. 4 to Certificate of Incorporation	Filed as Exhibit 3.5 to Form 10-Q filed February 16, 1999

3.6	By-Laws	Filed as Exhibit 3.4 to the Registration Statement

4.1	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock	Filed as Exhibit 99.2 to Form 8-K filed April 25, 1997

4.2	Form of Common Stock Certificate	Filed herewith

4.3	Registration Rights Agreement, dated February 1, 2012	Filed herewith

5.1	Opinion of Covington & Burling LLP	Filed herewith

10.1	Nonqualified Stock Option Agreement, dated as of October 30, 2001, by and between Telular and Larry J. Ford	Filed as Exhibit 10.42 to Form 10-K filed December 21, 2001

10.2	Telular Corporation Non-employee Directors’ Stock Incentive Plan	Filed as Exhibit 10.22 to Form 10-K filed February 14, 2003

10.3	Employment Agreement with Joseph A. Beatty dated December 14, 2007	Filed as Exhibit 10.1 to Form 8-K filed December 19, 2007

10.4	Retention and Severance Agreement with Jonathan M. Charak dated March 17, 2008	Filed as Exhibit 10.1 to Form 8-K filed on March 19, 2008

10.5	Retention and Severance Agreement with George S. Brody dated July 29, 2008	Filed as Exhibit 10.1 to Form 8-K filed on August 4, 2008

10.6	Form of Nonqualified Stock Option Plan Agreement Pursuant to the Telular Stock Incentive Plans	Filed as Exhibit 10.6 to Form 10-K Filed on December 14, 2010

10.7	Form of Telular Corporation Restricted Stock Unit Agreement	Filed as Exhibit 10.7 to Form 10-K Filed on December 14, 2010

10.8	First Amended and Restated Non-Employee Director Stock Incentive Plan	Filed as Appendix A to Schedule 14A Filed on December 24, 2007

10.9	2008 Employee Stock Incentive Plan	Filed as Appendix B to Schedule 14A Filed on December 24, 2007

10.10	First Amended and Restated 2008 Employee Stock Incentive Plan	Filed as Appendix A to Schedule 14A Filed on December 18, 2009

10.11	Second Amended and Restated Non-Employee Director Stock Incentive Plan	Filed as Appendix B to Schedule 14A Filed on December 18, 2009

21	Subsidiaries of Registrant	Filed as Exhibit 21 to Form 10-K Filed on December 14, 2011

23.1	Consent of Grant Thornton LLP	Filed herewith

24.1	Power of attorney	Included in signature page

Item 17.    Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) or (a)(1)(iii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 8th day of February, 2012.

TELULAR CORPORATION

By:	/s/ Joseph A. Beatty
Joseph A. Beatty
President & Chief Executive Officer

We, the undersigned officers and directors of Telular Corporation hereby severally constitute and appoint each of Joseph A. Beatty and Jonathan M. Charak our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph A. Beatty	President, Chief Executive Officer and Director	Date: February 8, 2012
Joseph A. Beatty

/s/ Jonathan M. Charak	Senior Vice President, Chief Financial Officer and Secretary	Date: February 8, 2012
Jonathan M. Charak

/s/ Robert J. Deering	Chief Accounting Officer	Date: February 8, 2012
Robert J. Deering

/s/ Betsy J. Bernard	Chairperson of the Board	Date: February 8, 2012
Betsy J. Bernard

/s/ Lawrence S. Barker	Director	Date: February 8, 2012
Lawrence S. Barker

/s/ Brian J. Clucas	Director	Date: February 8, 2012
Brian J. Clucas

/s/ Jeffrey Jacobowitz	Director	Date: February 8, 2012
Jeffrey Jacobowitz

/s/ M. Brian McCarthy	Director	Date: February 8, 2012
M. Brian McCarthy

INDEX TO EXHIBITS

3.1	Certificate of Incorporation	Filed as Exhibit 3.1 to Registration Statement No. 33-72096 (the Registration Statement)

3.2	Amendment No. 1 to Certificate of Incorporation	Filed as Exhibit 3.2 to the Registration Statement

3.3	Amendment No. 2 to Certificate of Incorporation	Filed as Exhibit 3.3 to the Registration Statement

3.4	Amendment No. 3 to Certificate of Incorporation	Filed as Exhibit 3.4 to Form 10-Q filed February 16, 1999

3.5	Amendment No. 4 to Certificate of Incorporation	Filed as Exhibit 3.5 to Form 10-Q filed February 16, 1999

3.6	By-Laws	Filed as Exhibit 3.4 to the Registration Statement

4.1	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock	Filed as Exhibit 99.2 to Form 8-K filed April 25, 1997

4.2	Form of Common Stock Certificate	Filed herewith

4.3	Registration Rights Agreement, dated February 1, 2012	Filed herewith

5.1	Opinion of Covington & Burling LLP	Filed herewith

10.1	Nonqualified Stock Option Agreement, dated as of October 30, 2001, by and between Telular and Larry J. Ford	Filed as Exhibit 10.42 to Form 10-K filed December 21, 2001

10.2	Telular Corporation Non-employee Directors’ Stock Incentive Plan	Filed as Exhibit 10.22 to Form 10-K filed February 14, 2003

10.3	Employment Agreement with Joseph A. Beatty dated December 14, 2007	Filed as Exhibit 10.1 to Form 8-K filed December 19, 2007

10.4	Retention and Severance Agreement with Jonathan M. Charak dated March 17, 2008	Filed as Exhibit 10.1 to Form 8-K filed on March 19, 2008

10.5	Retention and Severance Agreement with George S. Brody dated July 29, 2008	Filed as Exhibit 10.1 to Form 8-K filed on August 4, 2008

10.6	Form of Nonqualified Stock Option Plan Agreement Pursuant to the Telular Stock Incentive Plans	Filed as Exhibit 10.6 to Form 10-K Filed on December 14, 2010

10.7	Form of Telular Corporation Restricted Stock Unit Agreement	Filed as Exhibit 10.7 to Form 10-K Filed on December 14, 2010

10.8	First Amended and Restated Non-Employee Director Stock Incentive Plan	Filed as Appendix A to Schedule 14A Filed on December 24, 2007

10.9	2008 Employee Stock Incentive Plan	Filed as Appendix B to Schedule 14A Filed on December 24, 2007

10.10	First Amended and Restated 2008 Employee Stock Incentive Plan	Filed as Appendix A to Schedule 14A Filed on December 18, 2009

10.11	Second Amended and Restated Non-Employee Director Stock Incentive Plan	Filed as Appendix B to Schedule 14A Filed on December 18, 2009

21	Subsidiaries of Registrant	Filed as Exhibit 21 to Form 10-K Filed on December 14, 2011

23.1	Consent of Grant Thornton LLP	Filed herewith

24.1	Power of attorney	Included in signature page